Exhibit 10.9

INTERCONTINENTALEXCHANGE, INC.
2003 RESTRICTED STOCK DEFERRAL PLAN FOR OUTSIDE DIRECTORS

     1. PURPOSE

     The purpose of the IntercontinentalExchange, Inc. (the “Corporation”) 2004 Restricted Stock Deferral Plan for Outside Directors (the “Plan”) is to aid the Corporation in attracting and retaining Outside Directors by encouraging and enabling the acquisition of a financial interest in the Corporation through the issuance of Restricted Stock or Restricted Stock Units and thereby providing Outside Directors a stake in the growth and profitability of the Corporation, in order to enable them to represent the viewpoint of other shareholders of the Corporation more effectively.

     2. DEFINITIONS

     The following words and phrases when used in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following respective meanings:

     (a) “Board” shall mean the board of directors of the Corporation.

     (b) “Cause” shall mean:

          (1) The Outside Director is convicted of, pleads guilty to, or confesses or otherwise admits to any felony or any act of fraud, misappropriation or embezzlement;

          (2) The Outside Director knowingly engages in any act or course of conduct or knowingly fails to engage in any act or course of conduct (i) which is reasonably likely to adversely affect the Corporation’s right or qualification under applicable laws, rules or regulations to serve as an exchange or other form of a marketplace for trading commodities or (ii) which violates the rules of any exchange or market on which the Corporation effects trades (or at such time is actively contemplating effecting trades) and which is reasonably likely to lead to a denial of the Corporation’s right or qualification to effect trades on such exchange or market;

          (3) There is any act or omission by the Outside Director involving malfeasance or gross negligence in the performance of the Outside Director’s duties and responsibilities to the material detriment of the Corporation; or

          (4) The Outside Director breaches in any material respect any of the provisions of any applicable service agreement or violates in any material respect any generally applicable code of conduct which is distributed in writing to the Corporation’s directors; provided, however,

          (5) No such act or omission or event shall be treated as “Cause” unless (i) the Outside Director has been provided a detailed, written statement of the basis for the Corporation’s belief such act or omission or event constitutes “Cause” and an opportunity to meet with the Board (together with the Outside Director’s counsel if the Outside Director chooses to have the Outside Director’s counsel present at such meeting) after the Outside Director has had a reasonable period in which to review such statement and, if the act or omission or event is one which can be cured by the Outside Director, the Outside Director has had at least a thirty (30) day period to take corrective action and (ii) the Board after such meeting (if the Outside Director exercises the Outside Director’s right to have a meeting) and after the end of such thirty (30) day correction period (if applicable) determines reasonably and in good faith and by the affirmative vote of at least a majority or, after a Change in Control, at least three fourths of the members of such Board then in office at a meeting called and held for such purpose that “Cause” does exist; provided, however, the Outside Director shall have no right to participate in such vote, and the number of members needed to constitute a majority of, or three fourths of, whichever is applicable, the members of the Board shall be determined without counting the Outside Director as a member of the Board.

     (c) “Change in Control” means the occurrence of any of the following events:

          (1) Any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), is or becomes the beneficial owner (as defined in Rule 13d-3 under such Act), directly or indirectly, of securities representing 30% or more of the combined voting power of the then outstanding securities of the Corporation eligible to vote for the election of the members of the Board unless (i) such person is the Corporation or a Subsidiary, (ii) such person is an employee benefit plan (or a trust which is a part of such a plan) which provides benefits exclusively to, or on behalf of, employees or former employees of the Corporation or a Subsidiary, (iii) such person is an underwriter temporarily holding such securities pursuant to an offering of such securities, (iv) such person is the Outside Director, an entity controlled by the Outside Director or a group which includes the Outside Director or (v) such person acquired such securities in a Non-Qualifying Transaction (as defined in (4) below);

          (2) During any period of two consecutive years or less beginning after the closing date of the initial public offering of the common stock of the Corporation, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of such Board, unless the election or nomination for election of each new director was approved by at least two-thirds of the directors then still in office who were directors at the beginning of the period (either by a specific vote of such directors or by the approval of the Corporation’s proxy statement in which each such individual is named as a nominee for a director without written objection to such nomination by such directors); provided, however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be approved;

          (3) Any dissolution or liquidation of the Corporation or any sale or the disposition of 50% or more of the assets or business of the Corporation, or

          (4) The consummation of any reorganization, merger, consolidation or share exchange or similar form of corporate transaction involving the Corporation unless (i) the persons who were the beneficial owners of the outstanding securities eligible to vote for the election of the members of the Board immediately before the consummation of such transaction hold more than 60% of the voting power of the securities eligible to vote for the members of the board of directors of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (ii) the number of the securities of such successor or survivor corporation representing the voting power described in (i) above held by the persons described in (i) above immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned the outstanding securities eligible to vote for the election of the members of the Board immediately before the consummation of such transaction, provided (iii) the percentage described in (i) above of the securities of the successor or survivor corporation and the number described in (ii) above of the securities of the successor or survivor corporation shall be determined exclusively by reference to the securities of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of the Corporation by the persons described in (i) above immediately before the consummation of such transaction (any transaction which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”);

Notwithstanding the foregoing, the initial public offering of the common stock of the Corporation shall in no event constitute a Change in Control.

     (d) “Committee” shall mean the Compensation Committee of the Board. In addition the Board shall have all the powers of the Committee.

     (e) “Corporation” shall mean IntercontinentalExchange, Inc., a Delaware corporation.

     (f) “Disability” shall mean any physical or mental condition which renders the Outside Director unable even with reasonable accommodation by the Corporation to perform the essential functions of the Outside Director’s job for at least a one hundred and eighty (180) consecutive day period and which would make a participant in the Corporation’s long term disability plan as of the date that the Outside Director service terminates eligible to receive benefits.

     (g) “Effective Date of a Change in Control” means either the date which includes the “closing” (as such term is commonly understood in the United States) of the transaction which makes a Change in Control effective if the Change in Control is made effective through a transaction which has such a “closing” or the earliest date a Change in Control is reported in accordance with any applicable law, regulation, rule or common practice as effective to any government or any agency of any government or to any exchange or market in which the Corporation effects any trades if the Change in Control is made effective other than through a transaction which has such a “closing.”

     (h) “Fair Market Value” shall mean the value of one share of Stock, determined as follows:

          (1) if the Stock is traded on an exchange, the price at which Stock was traded at the close of business on the date of valuation;

          (2) if the Stock is traded over-the-counter on the NASDAQ System, the mean between the bid and asked prices on the System at the close of business on the date of valuation; and

          (3) if neither Paragraph (1) nor Paragraph (2) is applicable, the fair market value as determined by the Committee in its sole and absolute discretion, in good faith. This determination shall be conclusive and binding on all persons.

If Fair Market Value has not been determined as of a particular date, the Fair Market Value as of such date shall be deemed to be the Fair Market Value as of the date that Fair Market Value was most recently determined.

     (i) “Good Reason” shall exist if:

          (1) There is a material reduction or, after the Effective Date of a Change in Control, any reduction in the Outside Director’s compensation; or

          (2) The Corporation fails to nominate the Outside Director for re-election to the Board.

     (j) “Outside Director” shall mean any person who is a member of the Board and who is not a full-time employee of the Corporation or any of its subsidiaries.

     (k) “Plan” shall mean this 2003 IntercontinentalExchange, Inc. Restricted Stock Deferral Plan for Outside Directors, as it may be amended from time to time.

     (l) “Restricted Stock” shall mean Stock subject to the restrictions described in Section 5.

     (m) “Restricted Stock Units” shall means the units credited to the bookkeeping account maintained pursuant to Section 6.

     (n) “Retirement” means the Outside Director’s retirement from the Board at the end of the full term for which the Outside Director was elected, retirement from the Board at any time at or after age 70, or retirement at any time with the consent of the Board.

     (o) “Stock” shall mean the Class A Common Stock, Series 2, par value $0.01 per share, of the Corporation.

     (p) “Subsidiary” shall mean any corporation, other than the Corporation, in an unbroken chain of corporations beginning with the Corporation if, at the time of the grant of Restricted Stock or Restricted Stock Units, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50 percent or more of the combined voting power of all classes of stock in one of the other corporations in such chain.

     3. STOCK RESERVED UNDER PLAN

     The Committee shall reserve for issuance under the Plan a number of shares of Stock sufficient to cover the obligations of the Plan. Shares transferred under the Plan may be either authorized but unissued shares or issued but not outstanding shares. If any shares issued hereunder are thereafter acquired by the Corporation pursuant to rights reserved by the Corporation at the time of transfer as hereinafter described, such shares shall be added back to the number of shares reserved for issuance under the Plan. The number of shares of Stock shall be subject to adjustment in the manner provided in Section 8.

     4. ELECTION TO RECEIVE SHARES OF RESTRICTED STOCK OR RESTRICTED STOCK UNITS

     Each Outside Director may elect to receive a portion of his or her retainer and meeting fees relating to the Board or any Committee of the Board in shares of Restricted Stock or in Restricted Stock Units; provided that all 2003 and 2004 elections shall be for Restricted Stock Units.

     a. The election must be made in writing, shall apply to a calendar year, and shall be irrevocable.

     b. The election must be made before the first day of the calendar year, except that (i) any person who becomes an Outside Director other than at the beginning of a calendar year may elect before the date on which such person becomes an Outside Director, and (ii) elections may be made within thirty days after the Plan is first effective (February 1,2003). All elections shall apply for the balance of the calendar year.

     b. The election may be made in any percentage, with a minimum of 10% and a maximum of 100% and may apply to both retainer and meeting fees (Board and/or Committees) or to either one alone.

     c. The number of shares of Restricted Stock or the number of Restricted Stock Units shall be determined by dividing the portion of the retainer and fees for the calendar quarter by the Fair Market Value of one share of Stock as of the end of such calendar quarter and rounded up to the next full number of shares.

     5. RESTRICTED STOCK

     Shares of Restricted Stock issued under the Plan shall be subject to the following terms and conditions:

     a. Shares shall be issued as of the end of each calendar quarter with respect to retainer and meeting fees otherwise payable in that quarter.

     b. One third of such shares shall vest each year on the anniversary of the end of the calendar quarter.

     c. If, within three years from the end of the calendar quarter, the Outside Director’s service on the Board is terminated for any reason other than death, Cause, Disability or Retirement, the unvested shares of Restricted Stock issued under the Plan shall be repurchased by the Corporation at a per share price equal to the lesser of

     i. the retainer and meeting fees the Outside Director gave up to obtain such shares, or

     ii. the Fair Market Value of such shares as of the date the Outside Director’s service on the Board is terminated.

The purchase price shall be paid in cash to the Outside Director within thirty days after termination of service.

     d. If the Outside Director’s service on the Board terminates due to Cause, the Outside Director shall forfeit any Shares that have not been issued and the Corporation shall pay the Outside Director the par value of $.01 per Share for each Share that has been issued.

     e. If the Outside Director’s service on the Board terminates due to death, Disability, or Retirement, all unvested Shares shall be fully vested as of the date of termination of service and shall be distributed at the end of the calendar quarter in which the Outside Director’s service terminates.

     f. Shares of Restricted Stock issued under the Plan shall not be transferable and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of at any time prior to the vesting of such shares. Upon issuance, the Stock shall be fully paid and nonassessable and shall be issued in the name of the Outside Director. However, at the request of the Outside Director, the Stock may be issued in the names of the Outside Director and his or her spouse (i) as joint tenants with right of survivorship, (ii) as community property, or (iii) as tenants in common without right of survivorship or may be issued in the name of a child or a family trust.

     g. An Outside Director who receives shares of Restricted Stock under the Plan (or a permitted transferee) shall have all of the rights of a shareholder with respect to such Restricted Stock, including the right to receive dividends or other distributions in respect of such stock, and to vote such Restricted Stock as the record owner thereof, unless and until the Outside Director (or a permitted transferee) ceases to be the record owner of such Restricted Stock.

     h. Shares of Restricted Stock subject to the Plan may be subject to such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall consider appropriate from time to time, including such provisions as may be appropriate to comply with federal, state and other securities laws and stock exchange requirements.

     6. RESTRICTED STOCK UNITS

     The number of Restricted Stock Units determined under Section 4 for each Outside Director shall be credited to a bookkeeping account established in the name of the Outside Director subject to the following terms and conditions:

     a. Restricted Stock Units shall be credited as of the end of each calendar quarter with respect to retainer and meeting fees otherwise payable in that quarter.

     b. One third of such Restricted Stock Units shall vest each year on the anniversary of the end of such calendar quarter.

     c. If the Corporation pays a cash dividend with respect to Stock at any time while Restricted Stock Units are credited to an Outside Director’s account, there shall be credited to the Outside Director’s account additional Restricted Stock Units equal to

     i. the cash dividend the Outside Director would have received had he or she been the actual owner of a number of Shares of Stock equal to the number of Restricted Stock Units then credited to the Outside Director’s account, divided by

     ii. the Fair Market Value of one share of Stock on the dividend payment date.

Any such additional Restricted Stock Units shall vest at the same time as the Restricted Stock Units with respect to which the additional Restricted Stock Units were credited.

     d. During January of the first calendar year after the termination of the Outside Director’s service on the Board for any reason other than death, Cause, Disability or Retirement, the Corporation shall deliver to the Outside Director a number of shares of Stock equal to the number of Restricted Stock Units then credited to the Outside Director’s account together with a cash payment equal to the Fair Market Value of any fractional stock equivalent; provided, however, that any unvested Restricted Stock Unit shall instead be distributed in cash equal to the lesser of:

     iii. the retainer and meeting fees the Outside Director gave up to obtain such Restrict Stock Unit, or

     iv. the Fair Market Value of a share of Stock on the date the Outside Director’s service on the Board terminated.

     e. If an Outside Director’s service on the Board terminates due to Cause, the Outside Director shall forfeit all Restricted Stock Units in the Outside Director’s account and the Corporation shall pay the Outside Director $0.01 per Restricted Stock Unit.

     f. If an Outside Director’s service on the Board terminates due to death, Disability, or Retirement, all unvested Restricted Stock Units shall be fully vested as of the date of termination of service and a number of shares of Stock equal to the number of Restricted Stock Units then credited to the Outside Director’s account together with a cash payment equal to the Fair Market Value of any fractional stock equivalent shall be distributed during January of the first calendar year after the termination of the Outside Director’s service.

     g. The Corporation’s obligation with respect to Restricted Stock Units shall not be funded or secured in any manner, nor shall an Outside Director’s right to receive payment be assignable or transferable, voluntarily or involuntarily, except as expressly provided herein.

     h. An Outside Director shall not be entitled to any voting or other shareholder rights as a result of the credit of Restricted Stock Units to the Outside Director’s account until the shares of Stock are issued. Upon issuance, the Stock shall be fully paid and nonassessable and shall be issued in the name of the Outside Director. However, at the request of the Outside Director, the Stock may be issued in the names of the Outside Director and his or her spouse (i) as joint tenants with right of survivorship, (ii) as community property, or (iii) as tenants in common without right of survivorship or may be issued in the name of a child or a family trust.

     7. RIGHT OF FIRST REFUSAL

     Any shares of Stock received under the Plan which are not readily tradeable on an established market shall be subject to a “right of first refusal.” The right of first refusal shall provide that, prior to any subsequent transfer, the shares must first be offered for purchase in writing to the Corporation at the then fair market value. The price specified in a bona fide written offer from an independent prospective buyer will be deemed to be the fair market value of such Stock for this purpose. The Corporation will have thirty (30) days to exercise the right of first refusal on the same terms offered by an independent prospective buyer. The Corporation may assign any right of first refusal it may have, whether or not then exercisable, to such person or persons as may be selected by the Corporation. The right of first refusal shall terminate upon the effective date of the Corporation’s initial public offering (IPO).

     8. RECAPITALIZATIONS

     The number of unissued shares of Restricted Stock or the number of Restricted Stock Units shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only of Stock) or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Corporation.

     Subject to the provisions of Section 10, if the Corporation is the surviving corporation in any merger or consolidation, each unissued share of Restricted Stock or Restricted Stock Unit shall pertain and apply to the securities to which a holder of the number of unissued Restricted Stock or Restricted Stock Units would have been entitled.

     To the extent that the foregoing adjustments relate to securities of the Corporation, such adjustments shall be made by the Committee, whose determination shall be conclusive and binding on all persons.

     Except as expressly provided in this Section 8 and Section 10,

     (a) the Outside Director shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, consolidation, or spin-off of assets or stock of another corporation, and

     (b) any issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment shall be made with respect to, the number of unissued Shares of Restricted Stock or Restricted Stock Units.

     Any Shares reserved under the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure; to merge or consolidate; or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

     9. RESTRICTIONS ON SHARES ISSUED

     The Corporation (or a representative of the Corporation’s underwriter(s)) may, in connection with the first underwritten registration of the offering of any securities of the Corporation, require that the Outside Director not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any shares or other securities of the Corporation held by the Outside Director, for a period of time specified by the underwriter(s) (not to exceed 12 months) following the Corporation’s effective date of registration. The Outside Director will execute and deliver such other agreements that are reasonably requested by the Corporation or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto, and the Corporation may impose stop-transfer instructions with respect to the Outside Director’s shares until the end of such specified period.

     10. SECURITIES LAW REOUIREMENTS

     (a) Legality of Issuance. No shares shall be issued under the Plan unless and until the Corporation has determined that:

          (1) it and the Outside Director have taken all actions required to register the shares under the Act, or to perfect an exemption from the registration requirements of the Act or any state or other securities laws;

          (2) any applicable listing requirement of any stock exchange on which the Stock is listed has been satisfied; and

          (3) all other applicable provisions of Federal, state or any other law have been satisfied.

     Regardless of whether the issuance of shares under the Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Corporation may impose restrictions upon the sale, pledge, or other transfer of such shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state, or any other law. If the issuance of shares under the Plan is not registered under the Act but an exemption is available that requires an investment representation or other representation, each Outside Director shall be required to represent that the shares are being acquired for investment, and not with a view to sale or distribution, and to make any other representations as are deemed necessary or appropriate by the Corporation and its counsel. Stock certificates evidencing shares acquired under the Plan pursuant to an unregistered transaction shall bear the following restrictive legend and any other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS (i) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, OR (ii) IN THE OPINION OF COUNSEL FOR THE ISSUER, SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.

     Any determination by the Corporation and its counsel in connection with any of the matters set forth in this Section 10 shall be conclusive and binding on all persons.

     (b) Registration or Qualification of Securities. The Corporation may, but shall not be obligated to, register or qualify the issuance of shares under the Securities Act of 1933, as amended, or any other applicable law. The Corporation shall not be obligated to take any affirmative action to cause the issuance of shares under the Plan to comply with any law.

     (c) Exchange of Certificates. If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing shares issued under the

Plan is no longer required, the holder of the certificate shall be entitled to exchange the certificate for a certificate representing the same number of shares but lacking the legend.

     11.  LEGENDS

     The Corporation reserves the right to cause appropriate legends to be imprinted on the certificates representing shares to reflect all restrictions and limitations referred to in this Plan.

     12. ADMINISTRATION

     The Plan shall be administered and interpreted by the Committee. A Committee member shall in no event participate in any determination relating to Restricted Stock or Restricted Stock Units held by such Committee member. The interpretation and construction by the Committee of any provisions of the Plan shall be final and shall be given the maximum deference permitted under the law. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

     13. AMENDMENT OR TERMINATION

     The Board shall have the power to terminate the Plan at any time and to amend the Plan from time to time as it may deem proper; provided, however, that no such termination or amendment shall adversely affect any outstanding Restricted Stock or Restricted Stock Units.

     14. EFFECTIVE DATE AND TERM

     The Plan shall first be effective with respect to retainer and meeting fees received after January 31, 2003. The Plan will have no specific term and shall expire only when all of the shares reserved hereunder are used.

     15. APPROVAL OF STOCKHOLDERS

     The Plan is not subject to approval by the Corporation’s stockholders.

     16. GOVERNING LAW

     The laws of the State of Georgia (without regard to conflict of laws provisions) shall govern all matters relating to this Plan, except to the extent superseded by Federal law.

     17. EXECUTION

     To record the adoption of the Plan by the Board on September 20, 2004, the Corporation has caused its authorized officers to affix the corporate name and seal hereto.

     IN WITNESS WHEREOF, this 2003 Restricted Stock Plan for Outside Directors is executed by duly authorized officers, on September 20, 2004.

INTERCONTINENTALEXCHANGE, INC.

By	/s/ Jeffrey C. Sprecher

Jeffrey C. Sprecher, Chairman and
Chief Executive Officer

By	/s/ Johnathan H. Short

Johnathan H. Short, Secretary

[Seal]